UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 10, 2008

SKYSTAR BIO-PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in Charter)

Nevada	000-28153	33-0901534
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xian Province, P.R. China
(Address of Principal Executive Offices)

(8629) 8819-3188
(Issuer Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2008 (the “Effective Date”), Skystar Bio-Pharmaceutical Company (the “Company”) was made a party to a series of agreements (collectively the “Transfer Agreements”) transferring the contractual arrangements governing the relationship among Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd., a Cayman Islands company and a wholly owned subsidiary of the Company, Xian Tianxing Bio-Pharmaceutical Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“PRC”) that operates the Company’s business, and the majority shareholders of Xian Tianxing. Pursuant to the Transfer Agreements, from and after the Effective Date, all of the rights and obligations of Skystar Cayman under the contractual arrangements were transferred to Sida Biotechnology (Xian) Co., Ltd., a PRC limited liability company and a wholly owned subsidiary of Fortunate Time International Ltd., a Hong Kong company (“Sida”). Sida is a wholly owned subsidiary of Skystar Cayman. The Company was made a party to the Transfer Agreements for the sole purpose of acknowledging the Transfer Agreements. In effect, Skystar Cayman assigned the contractual rights it had with Xian Tianxing to an indirectly wholly-owned subsidiary, Sida.

The contractual arrangements among Skystar Cayman, Xian Tianxing and its majority shareholders were entered into in October 2005 due to certain foreign ownership restrictions imposed by PRC law. Pursuant to these contractual arrangements, Skystar Cayman has been providing exclusive technology consulting and other general business operation services to Xian Tianxing in return for a consulting services fee equal to Xian Tianxing’s revenue. In addition, Xian Tianxing’s majority shareholders have pledged their equity interests in Xian Tianxing to Skystar Cayman, irrevocably granted Skystar Cayman an exclusive option to purchase, to the extent permitted under PRC law, all or part of their equity interests in Xian Tianxing and agreed to entrust all the rights to exercise their voting power to appointee(s) of Skystar Cayman. Through these contractual arrangements, the Company, through Skystar Cayman, can and does control Xian Tianxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

Under such corporate structure, the ability to transfer funds to and from Xian Tianxing expeditiously through a foreign currency bank account is necessary for the running of the Company’s business operations. Under current applicable Chinese law, only a company that is classified as either a wholly foreign owned enterprise (WFOE) or a Sino-foreign joint venture may maintain a foreign currency bank account. Because Sida is wholly owned by Fortunate Time, a Hong Kong company, Sida is deemed a WFOE and may therefore maintain a foreign currency account. The Transfer Agreements amend the contractual arrangements so that funds are required to be transferred to and from Xian Tianxing through Sida’s foreign currency account and, through Sida, allow the Company to continue to control Xian Tianxing and its business operations.

The contractual arrangements are comprised of a series of five agreements among Skystar Cayman, Xian Tianxing and its majority shareholders: (1) an exclusive consulting services agreement, (2) an operating agreement, (3) an equity pledge agreement, (4) an option agreement, and (5) a proxy agreement. The Transfer Agreements amend these agreements so that all of the rights and obligations of Skystar Cayman under the contractual arrangements are transferred to Sida. Thus, pursuant to the Amendment to Consulting Services Agreement, Sida now provides exclusive technology and general business consulting services to Xian Tianxing in exchange of a consulting fee equivalent to all of Xian Tianxing’s revenue; pursuant to the Amendment to Equity Pledge Agreement, Xian Tianxing’s majority shareholders now pledge their equity interests in Xian Tianxing to Sida; pursuant to the Agreement to Transfer of Operating Agreement, Sida now provides guidance and instructions on Xian Tianxing’s daily operations, financial management and employment issues; pursuant to the Designation Agreement, Xian Tianxing’s majority shareholders have entrusted all the rights to exercise their voting power to appointee(s) of Sida; and pursuant to the Agreement to Transfer of Option Agreement, Xian Tianxing’s majority shareholders have irrevocably granted Sida an exclusive option to purchase, to the extent permitted under PRC law, all or part of their equity interests in Xian Tianxing.

The Transfer Agreements and the transfer of the rights and obligations of Skystar Cayman under the contractual arrangements to Sida comply with applicable PRC law and do not in any way affect our business operations.

The foregoing description of the contractual arrangements is qualified in its entirety by the copies thereof attached as Exhibits 99.1 to 99.5 to the Company’s current report on Form 8-K filed on November 14, 2005. The foregoing description of the Transfer Agreements is qualified in its entirety by the copies thereof attached as Exhibits 99.1 to 99.5 to this current report on Form 8-K.

The following diagrams illustrate our corporate structure prior to and after the Transfer Agreements:

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1
Amendment to Consulting Agreement by and among Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd. (“Skystar Cayman”), Sida Biotechnology (Xian) Co., Ltd. (“Sida”), Xian Tianxing Bio-Pharmaceutical Co., Ltd. (“Xian Tianxing”) and Skystar Bio-Pharmaceutical Co. (“Skystar”) dated March 10, 2008

99.2	Amendment to Equity Pledge Agreement among Skystar Cayman, Sida, Xian Tianxing, Xian Tianxing’s majority shareholders and Skystar dated March 10, 2008

99.3	Agreement to Transfer of Operating Agreement among Skystar Cayman, Sida, Xian Tianxing, Xian Tianxing’s majority shareholders and Skystar dated March 10, 2008

99.4	Designation Agreement among Skystar Cayman, Sida, Xian Tianxing, Xian Tianxing’s majority shareholders and Skystar dated March 10, 2008

99.5	Agreement to Transfer of Option Agreement among Skystar Cayman, Sida, Xian Tianxing, Xian Tianxing’s majority shareholders and Skystar dated March 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 11, 2008	Skystar Bio-Pharmaceutical Company (Registrant)

	By:	/s/ Weibing Lu
Weibing Lu
Chief Executive Officer